                            SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /  Preliminary Proxy Statement              / /  Confidential, for Use of the
                                                   Commission Only (as permitted
/X/  Definitive Proxy Statement                    by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 204.14a-12

                               IPL SYSTEMS, INC.
                (Name of Registrant as Specified In Its Charter)

                               IPL SYSTEMS, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)  Title of each class of Securities to which transaction applies:


         2)  Aggregate number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


         4)  Proposed maximum aggregate value of transaction:


         5) Total fee paid:


/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)  Amount Previously Paid:

         2)  Form, Schedule or Registration Statement No.:


         3)  Filing Party:


         4)  Date Filed:

                               IPL SYSTEMS, INC.
                                124 ACTON STREET
                               MAYNARD, MA 01754
                                 (508) 461-1000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         Notice is hereby given that the annual meeting of the stockholders of IPL Systems, Inc., a Massachusetts corporation (the "Company"), will be held at the offices of the Company, 124 Acton Street, Maynard, Massachusetts, at 10:00 a.m. on May 29, 1996 for the following purposes:

         1. To fix the number of directors and to elect a Board of Directors. (The management recommends that the number of directors be fixed at four and that the four persons named in the accompanying proxy statement be elected as directors.)

         2. To approve the Company's 1996 Equity Plan, its 1995 Equity Plan and the consolidation of such plans as the IPL Systems, Inc. Consolidated 1996 Equity Incentive Plan.

         3. To transact such other business as may properly come before the meeting.

         Only stockholders of record at the close of business on April 12, 1996 are entitled to notice of the meeting or to vote thereat.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY
AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                        By order of the Board of Directors,


Dated:  April 19, 1995                  Nathaniel S. Gardiner
                                        Clerk

                               IPL SYSTEMS, INC.
                                124 ACTON STREET
                               MAYNARD, MA 01754
                                 (508) 461-1000



                                PROXY STATEMENT



                              GENERAL INFORMATION


         The enclosed proxy is solicited from the holders of the Class A Common Stock, $.01 par value per share (the "Class A Stock"), of IPL Systems, Inc. (the "Company") on behalf of the Board of Directors of the Company for use at the annual meeting of stockholders to be held on May 29, 1996.

         The authority granted by an executed proxy may be revoked at any time before its effective exercise by filing with the Clerk of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted and, where a choice has been specified with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice has been specified on the proxy, the shares will be voted to elect the directors nominated by the Board of Directors.

         As of February 6, 1996, the Class C Common Stock, $.01 par value per share ("Class C Stock"), of the Company constituted less than 5% of the sum of the issued and outstanding shares of Class A Stock and Class C Stock. Accordingly, pursuant to Article 4(c) of the Restated Articles of Organization of the Company, all of the shares of the Class C Stock were automatically converted into shares of Class A Stock at the rate of one share of Class A Stock for each one share of Class C Stock. On April 12, 1996, the Company had outstanding 5,595,819 shares of Class A Stock, which is its only remaining class of voting stock. Only stockholders of record at the close of business on April 12, 1996 will be entitled to vote at the meeting. With respect to all matters which will come before the meeting, each stockholder may cast one vote for each share registered in his or her name on the record date. A majority in interest of the outstanding Class A Stock, represented in person or by proxy, constitutes a quorum for the transaction of business.

         The approximate date on which this proxy statement, a form of proxy and the Company's 1995 annual report will first be sent or given to security holders is April 19, 1996.

                                SHARE OWNERSHIP

         The following table sets forth certain information regarding the ownership of the Company's Class A Stock as of March 1, 1996 by (i) persons known by the Company to be beneficial owners of more than 5% of its outstanding Class A Stock, (ii) the directors and nominees for election as director of the Company, (iii) the Chief Executive Officer and each of the four most highly compensated executive officers of the Company other than the Chief Executive Officer, (iv) persons who served as Chief Executive Officer of the Company at any time during 1995, and (v) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes to the table, these beneficial owners have sole voting power and sole investment power over the shares they own.

                                                                            Class A Common Stock
                                                                        ---------------------------
                                                                        Amount of
                                                                        Beneficial         Percent
                                                                        Ownership          of Class
         Beneficial Owner                                               ----------         --------
         ----------------
Stephen J. Ippolito................................................   1,006,412 (a)         17.9%
IPL Systems, Inc.
124 Acton Street
Maynard, MA 01754

Ronald J. Gellert..................................................           0 (b)           *

George A. Mele.....................................................       2,600 (c)           *

Michael D. Sullivan................................................       8,500 (c)           *

Eugene F. Tallone..................................................      20,000 (c)           *

Cornelius P. McMullan..............................................           0               *

Harris Ravine......................................................           0               *

Jeanne M. Sullivan.................................................       4,000 (c)           *

Gregory R. Grodhaus................................................           0               *

All executive officers and directors
as a group (9 persons).............................................   1,042,512 (d)         18.4%

- ---------------
*        Indicates less than 1%.

(a) Includes 35,000 shares which may be acquired within 60 days after March 1, 1996 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

(b) Does not include options with respect to 115,000 shares which begin vesting on the first anniversary of Mr. Gellert's December 1995 employment date.

(c) Consists of shares which may be acquired within 60 days after March 1, 1996 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

(d) Includes 73,100 shares which may be acquired within 60 days after March 1, 1996 upon the exercise of options and which are treated as outstanding for purposes of computing the percentage.

                             ELECTION OF DIRECTORS

         Directors are to be elected at the meeting. Following the February 1996 conversion of all of the Class C Stock into shares of Class A Stock, only one class of directors will be elected. Management recommends that the holders of Class A Stock vote to fix the number of directors at four for the coming year and to elect Ronald J. Gellert, Stephen J. Ippolito, Cornelius P. McMullan and Harris Ravine as directors. It is intended that proxies in the accompanying form will be voted in accordance with such recommendations. All the nominees for election are presently serving as members of the Board of Directors. Management is not presently aware of any reason that would prevent any nominee from serving as a director if elected. If any nominee should become unavailable for election, the persons voting the accompanying proxy may in their discretion vote for a substitute. The directors elected at the meeting will hold office until the next annual meeting and until their successors are elected and qualified.

         Directors will be elected by a plurality of the votes properly cast at the meeting. Abstentions, votes withheld and broker non-votes will not be treated as votes cast for this purpose. A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on a matter from the customer, is barred by applicable rules from exercising discretionary authority to vote on the matter and so indicates on the proxy.

         The following table contains certain information about the nominees for directors and each other person whose term of office as a director will continue after the meeting.

                                   Director
NAME                    Age          Since                       Principal Occupation During Last Five Years
- ----                    ---        --------                      -------------------------------------------
Ronald J.               49           1995              President, Chief Executive Officer and Director of the Company since
Gellert                                                December 1995.  Previously held various senior management
                                                       positions with Sequoia Systems, Inc., a computing technology company, since 1987, most recently as Vice President/General Manager, Systems
                                                       Business Unit.

Stephen J.              49           1973              Chairman of the Board of the Company and Chief Engineer since 1985;
Ippolito                                               President until September 1985 and Treasurer until August 1989.  Acting
                                                       President of the Company from September to December 1995.

Cornelius P.            56           1995              Independent technology consultant since January 1996.  President and
McMullan                                               Chief Executive Officer of Sequoia Systems, Inc., a computing technology company, from December 1992 to January 1996.  Prior to that, Mr. McMullan worked for 13 years at Prime Computer in a number of national and international sales and management positions, most recently as President,
                                                       Commercial Systems.

Harris Ravine           53           1995              Managing Director of BI Capital, Ltd., and Technology Investment Advisor for
                                                       the Broe Companies in Denver, Colorado.  From 1985 to 1994, Mr. Ravine held senior executive positions with Storage Technology Corporation, most recently as Executive Vice President and Chief Administrative Officer for midrange and UNIX applications.  Mr. Ravine currently sits on the Boards of Amplicon
                                                       Financial, Inc., a publicly-held financial services company, and two privately-held technology companies.


         During the fiscal year ended December 31, 1995, the Board of Directors held 7 meetings. All directors who are nominees for reelection attended at least 75% of the meetings of the Board, and of the committees of the Board on which they served, held during the period for which they served.

         The Company has standing Audit, Compensation and Stock Option Committees of the Board of Directors but does not have a Nominating Committee or any other committee performing a similar function. The Audit Committee, which during 1995 consisted of Jeanne Sullivan and, after their respective elections to the Board, Mr. Ravine and then Mr. McMullan as the successor to Ms. Sullivan, met twice in 1995. The Joint Compensation and Stock Option Committee, which during 1995 consisted of Ms. Sullivan and, after his election to the Board, Mr. Ravine, held six meetings in 1995.

DIRECTOR COMPENSATION

         Each director who is not an employee of the Company receives a meeting fee of $3,000 for each meeting of the Board of Directors which they attend in person and a meeting fee of $1,000 for each meeting of the Audit Committee of the Board of Directors which they attend in person as a member of such committee. No additional fees are payable for any meeting of any committee of the Board of Directors which is held in connection with a meeting of the Board of Directors or for any conference call meeting of the Board of Directors or any committee of the Board of Directors. In addition, all of the directors who are not employees of the Company are eligible to participate in the 1993 Director Stock Option Plan. Under the plan, such directors are automatically granted initial options to purchase 10,000 shares of Class A Stock upon election as a director or upon any change in such director's status which makes him so eligible (e.g., termination of his employment with the Company while he remains a director), which option have an exercise price equal to the fair market value of the Class A Stock on the date of such election. Options granted under this plan are exercisable with respect to 2,000 shares as of the first annual meeting of shareholders held after such election if and only if the option holder is a member of the Board of Directors at the opening of business on that date, and will become exercisable with respect to an additional 2,000 shares in the same manner at each subsequent annual meeting. Furthermore, an additional option for 2,000 shares is automatically granted upon annual reelection as a director, which option will become exercisable at the commencement of business on the first annual meeting thereafter with respect to which the option holder does not have any options issued under this plan becoming exercisable (typically the annual meeting five years thereafter), if and only if the option holder is a member of the Board of Directors at the opening of business on the date of such annual meeting.

                             EXECUTIVE COMPENSATION

         The Compensation Committee Report On Executive Compensation set forth below describes the components of the Company's direct compensation program and the policies used in implementing it. To provide a context for considering that information, the following graph shows the cumulative total shareholder return on the Company's Class A Stock on a yearly basis over the five-year period ended December 31, 1995, and compares this return with that of the CRSP Total Return Index for the Nasdaq National Market and the CRSP Total Return Industry Index for Nasdaq Computer Manufacturer Stocks.


          COMPARISON OF FIVE YEAR(1) CUMULATIVE TOTAL RETURN(2) AMONG
 IPL SYSTEMS, INC., THE CRSP TOTAL RETURN INDEX FOR THE NASDAQ NATIONAL MARKET AND THE CRSP TOTAL RETURN INDUSTRY INDEX FOR NASDAQ COMPUTER MANUFACTURER STOCKS

                                        CRSP TOTAL   CRSP TOTAL
                                          RETURN       RETURN
                                         INDEX FOR    INDEX FOR
                                        THE NASDAQ   THE NASDAQ
                                           STOCK      COMPUTER
                                          MARKET      MANUFAC-
   MEASUREMENT PERIOD       IPL SYS-    (U.S. & FOR     TURER
  (FISCAL YEAR COVERED)    TEMS, INC.      EIGN)       STOCKS
  ---------------------    ----------   -----------   --------
1990                          $100         $100         $100
1991                           142          160          140
1992                            78          185          188
1993                            60          214          178
1994                            17          207          196
1995                            21          288          308

[FN]
(1)      Fiscal year ended December 31.
(2)      Total return assumes reinvestment of dividends.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Joint Compensation and Stock Option Committee (the "Compensation Committee") of the Board of Directors evaluates information supplied by management and makes recommendations to the Board, which determines the Company's compensation program for all executive officers of the Company, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table set forth below. In addition, the Compensation Committee administers the Company's equity incentive plans. From January 1995 until June 1995, Ms. Sullivan served as the sole member of the Compensation Committee. Upon the election of Mr. Ravine to the Company's Board of Directors in June 1995, he was elected to serve with Ms. Sullivan on the Compensation Committee, where he served through the recruitment of Ronald Gellert as CEO in November 1995. Upon Mr. McMullan's election to the Board of Directors in November 1995, he was elected to serve in the place of Mr. Ravine on the Compensation Committee.

EXECUTIVE COMPENSATION POLICIES

         The Company's executive compensation policy is designed to attract, retain and reward executive officers who contribute to the long-term success of the Company, by maintaining a competitive salary structure as compared with other computer technology companies and by aligning compensation with the achievement of business objectives and individual performance objectives. Members of the Compensation Committee are familiar with the compensation practices of a number of companies in the field of computer technology and use published compensation surveys to assist their deliberations. Ultimately, however, the Compensation Committee's compensation determinations are subjective.

         The Company's executive compensation package is composed of three elements: base salary, cash bonuses based on achievement of business objectives and individual performance objectives, and initial and other periodic and special grants of stock options under the Company's equity incentive plans.

         Section 162(m) of the Internal Revenue Code limits a publicly held company's tax deduction for compensation paid to the chief executive officer and the other four most highly paid officers. Generally, amounts paid in excess of $1 million to a covered executive in any year cannot be deducted. Certain performance-based compensation that has been approved by stockholders is not subject to the limit. The Company is submitting for a vote of the stockholders at the 1996 annual meeting its new equity incentive plan which is designed to maximize the deductibility of certain awards under such plan for purposes of
Section 162(m). The Compensation Committee will consider other ways to maximize the deductibility of executive compensation, while retaining the discretion to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent without regard to tax deductibility. In an exercise of such discretion, the Compensation Committee granted an option to recruit Ronald Gellert as the new Chief Executive Officer ("CEO") in December 1995 even though the Company did not have sufficient shares previously approved by stockholders available in the existing 1991/1993 plan. Accordingly, Mr. Gellert's option with respect to 115,000 shares was granted under a new plan that for tax purposes will not be considered performance-based compensation.

         Base Salary. In 1995 base salaries for executive officers other than the CEO were set at competitive levels based primarily on the recommendation of the CEO and assisted by the Compensation Committee's analysis of published compensation surveys reflecting compensation data for computer technology companies. Annual adjustments were made to maintain base salaries at levels competitive with comparable companies and to maintain an equitable relationship between the base salaries of executive officers and overall merit increases for the Company's other employees. In the case of any executive officer joining the Company, base salary was also determined as one component of a total compensation package that had to be competitive with compensation granted by the executive's prior employer.

         Incentive Bonus. The amount of the bonus component in the total compensation plan for executive officers is established at the beginning of each year (or upon employment, in the case of newly hired executives). The percentage of potential total direct cash compensation that this component represents varies for each officer, and for executive officers other than the CEO it is based on the recommendation of the CEO and the Compensation Committee's assessment of incentives in comparable positions in other companies. In 1995 a substantial portion of the bonus component was payable based on performance against business objectives related to the individual executive officer's responsibilities, including quantified objectives and, in certain cases, other management objectives that were expected to provide future competitive advantage for the Company. Examples of such individualized objectives included development of sales and service channels, introduction and sales of new products and programs, and management of manufacturing and financial resources. In addition, a portion of the bonus component for certain officers was based on the Company's broader corporate performance against its financial plan for revenues and/or results of operations. For all executive officers other than the CEO, the quantified business objectives were determined on a quarterly basis by the CEO.

         For the Company's executive officers other than the CEO the 1995 combined bonus targets represented from 30% to 46% of base salary, with the amount payable based on corporate performance ranging from 0% to 67% of the total bonus target and the remainder based on the individualized bonus targets. The Company achieved some, but not all, of its quarterly corporate performance targets in 1995. The bonuses actually paid to the Company's executive officers other than the CEO during the year represented from 17% to 36% of total cash compensation consisting of base salary and bonus.

         Stock Options. Initial stock option awards for executive officers are individually determined at or prior to employment at levels which are designed to attract qualified executives and in certain cases to be competitive with options granted by their prior employers. Employees from within the Company who are promoted to positions as executive officers typically receive additional option grants to bring their total option grants up to the level that would have been granted to a person hired for such executive officer position from outside the Company. For additional information regarding options awards, see the compensation tables following this report.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The CEO's base salary and annual incentive bonus for 1995 were set by the Compensation Committee based upon the same policies and criteria used for other executive officers. In setting the base salary for Mr. Grodhaus for 1995, the Compensation Committee considered industry reports as well as compensation data compiled by members of the Compensation Committee.

         In 1995, the Company and Mr. Grodhaus had an incentive arrangement pursuant to which Mr. Grodhaus was eligible to receive, in addition to his base salary, an annual cash bonus determined under a formula based on the Company's financial performance targets for earnings before taxes. Mr. Grodhaus's 1995 bonus target was set at approximately 55% of his base salary. Mr. Grodhaus was also guaranteed that he would earn $7,500 per month of his bonus on a non-recoverable basis in 1995, which was the basis for the bonus paid to him through the date of his resignation in September 1995.

         During the period of approximately three months in 1995 in which Mr. Ippolito served as interim CEO on a full-time basis, he was paid $24,000 per month in lieu of his base salary and bonus.

         Upon Mr. Gellert's election as CEO in December 1995, his base salary was determined based primarily on the salary the Company paid for that position in 1995. Due to the date of his employment near the end of the Company's fiscal year, no bonus was set for the remainder of 1995. Instead it was agreed that he and the Compensation Committee would jointly develop corporate performance targets for his bonus, which will be targeted at 50% of his base salary for the coming year. In addition, the Compensation Committee granted Mr. Gellert an incentive stock option with respect to 115,000 shares of Class A Common Stock vesting in equal annual amounts over five years, and agreed, subject to completion in 1996 of a strategic planning process for the Company acceptable to a planning committee of the Board of Directors, to grant him a further option with respect to an additional 25,000 shares. The Compensation Committee, which determined the number of options for Mr. Gellert based on negotiation with him, believes that the percentage ownership of the Company represented by such shares is consistent with the level of options granted to CEO's of comparable companies.

         The use of base salary, incentive awards and stock option grants in accordance with the above described policies has resulted in a compensation program that the Compensation Committee believes is fair, competitive and in the best interests of the stockholders.

                                            By the Compensation Committee,



                                            Jeanne M. Sullivan (Chair)
                                            Cornelius P. McMullan

         The following tables set forth certain compensation information for the individuals who served as the Chief Executive Officer of the Company at any time during 1995 and each of the four other most highly compensated executive officers of the Company who earned at least $100,000 in total annual salary and bonus in 1995.

                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                                       Long-Term
                                                                                                     Compensation
                                                              Annual Compensation                       Awards
                                                              -------------------                       ------
                                                                                  Other Annual       Securities          All Other
           Name and                                   Salary         Bonus        Compensation       Underlying        Compensation
      Principal Position                Year            ($)           ($)              ($)           Options (#)          ($) (a)
      ------------------                ----          ------         -----        ------------       -----------       ------------
Ronald J. Gellert                      1995(c)        14,231             0             0               115,000                  30
President and Chief Executive
Officer (b)

Gregory R. Grodhaus                    1995(c)       145,385        60,000             0                     0                 197
President and Chief Executive          1994          180,000        93,810             0               120,000(g)              454
Officer (d)                            1993(e)       126,191       126,637         49,983(f)           200,000                 313


Stephen J. Ippolito                    1995          179,509        36,037             0                     0                 243
Chairman and Chief                     1994          175,000        64,114             0                35,000(g)              430
Engineer (h)                           1993          150,000        62,432             0                35,000                 348

George A. Mele                         1995          118,077        63,338             0                 7,000                 160
Vice President - North
American Sales (i)

Michael D. Sullivan                    1995           95,000        31,433             0                     0                 129
Vice President -                       1994           93,222        45,806             0                22,500                 126
Manufacturing and Service (j)

Eugene F. Tallone                      1995          118,996        65,704             0                     0                 161
Vice President - Finance and           1994          111,000        69,871             0                18,000(g)              550
Chief Financial Officer                1993          105,000        30,403             0                10,000                 317


- -----------------
(a) The reported amounts consist of premiums paid by the Company on behalf of the named executive officers for life insurance benefits.

(b) Mr. Gellert has served as President and Chief Executive Officer since joining IPL in December 1995.

(c) Includes compensation for only the portion of 1995 during which this officer was employed by IPL. Under the terms of Mr. Gellert's employment agreement, his annual base salary is $185,000.

(d) Mr. Grodhaus served as President and Chief Executive Officer from March 1993 until August 1995.

(e) Includes compensation only for the portion of 1993 during which this officer was employed by IPL.

(f) The reported amount consists of sums paid by the Company on behalf of the named executive officer for moving expenses incurred by the officer in connection with the commencement of his employment with the Company.

(g) Represents shares subject to options granted in 1993 or earlier which are deemed to have been regranted in 1994 due to the repricing to market value at December 29, 1994.

(h) Mr. Ippolito also served as interim President and Chief Executive Officer from August 1995 until December 1995.

(i) Mr. Mele has served as an executive officer of the Company since February 1995.

(j) Mr. Sullivan has served as an executive officer of the Company since January 1994.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                Individual Grants
                           ----------------------------------------------------------
                             Number of                                                           Potential Realizable Value at
                             securities       % of total                                         Assumed Annual Rates of Stock
                             underlying    options granted      Exercise or                   Price Appreciation for Option Term
                               options       to employees       base price    Expiration      (a)
           Name              granted(#)     in fiscal 1995       ($/share)     date (b)       0%($)       5%($)          10%($)
- ----------------------------------------------------------------------------------------      ----------------------------------
Ronald J. Gellert               115,000        54.9%         $3.125         12/04/05           $0        226,000         571,000

Gregory R. Grodhaus                   0         0%               --               --            0             --              --

Stephen J. Ippolito                   0         0%               --               --            0             --              --

George A. Mele                    7,000         3.3%          $3.25         10/30/05            0         14,400          36,200

Michael D. Sullivan                   0         0%               --               --            0             --              --

Eugene F. Tallone                     0         0%               --               --            0             --              --

- -----------------
(a) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of Class A Stock. No gain to the optionees is possible without an increase in price of Class A Stock, which will benefit all shareholders proportionately. In order to realize the potential values set forth in the 5% and 10% columns of this table, the per share price of Class A Stock would be have to be approximately 63% and 159% above their respective exercise prices, or approximately $5.09 and $8.09 for options with a $3.125 exercise price and $5.30 and $8.42 for options with a $3.25 exercise price.

(b) These dates reflect the tenth anniversary of the date of grant.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/SAR VALUES

                                                                          Number of Unexercised          Value of Unexercised
                                                                             Options/SARs at          In-the-Money Options/SARs
                                Shares Acquired            Value           Fiscal Year-End (#)        at Fiscal Year-End ($) (a)
                                  on Exercise             Realized             Exercisable/                  Exercisable/
           Name                       (#)                   ($)               Unexercisable                  Unexercisable
- ------------------------------------------------------------------------------------------------------------------------------------
Ronald J. Gellert                       0                     0                0 / 115,000                    0 / 7,188

Gregory R. Grodhaus                  160,000               401,574                 0 / 0                        0 / 0

Stephen J. Ippolito                     0                     0                 35,000 / 0                    26,250 / 0

George A. Mele                        8,000                41,500             2,600 / 9,400                 1,950 / 1,800

Michael D. Sullivan                     0                     0               4,500 / 18,000                3,375 / 13,500

Eugene F. Tallone                       0                     0               20,000 / 2,000                  13,500 / 0

- -----------------
(a) Based on the difference between the option exercise price and the fair market value of the underlying Class A Stock as of December 31, 1995, which for this purpose is the reported last sale price of $3.1875 on Friday, December 29, 1995.

EXECUTIVE SEVERANCE AND EMPLOYMENT AGREEMENTS

    The Company's executive officers have Executive Severance Agreements (the "Severance Agreements") which provide that they will be entitled to payments under certain circumstances following a change in control of the Company (as defined in the Severance Agreements). The Severance Agreements were for an initial two-year term expiring December 31, 1995, and are subject to automatic renewal for successive one year terms unless prior written notice of nonrenewal is given. Each executive is required, subject to the terms of the Severance Agreement, to remain in the employ of the Company for one year following a potential change in control (as defined) unless a change in control occurs earlier. The Severance Agreements provide that in the event an executive officer's employment is terminated by the Company without cause (as defined) or by the executive for good reason (as defined) following a change in control, the Company will make a lump sum severance payment to the executive officer of up to one year's salary and bonus. Upon such termination, the Severance Agreements also provide for (i) participation in the life, accident and health insurance plans of the Company for such period except to the extent such benefits are provided by a subsequent employer, (ii) in certain circumstances, legal costs and relocation expenses associated with such termination, and (iii) in the case of Mr. Gellert, acceleration of vesting of his options.


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended December 31, 1995, the Company's Compensation Committee consisted of Mr. Ravine and Ms. Sullivan. Neither Mr. Ravine nor Ms. Sullivan is or has been an officer or employee of the Company.


                              CERTAIN TRANSACTIONS

    The Company has an agreement, entered into in January 1995, to provide contract engineering services to Firecracker Technology Corp. ("FT Corp"), a private company established and owned by Stephen J. Ippolito to develop certain computer components for personal computers and PC servers, a market outside of the Company's current business. The Company is currently providing these services through an engineer hired for this project, who is managed by Mr. Ippolito. The amount of these services, which are charged to FT Corp at a 2% mark-up over cost based on an allocation of all overhead and employment expenses, totalled $62,281 during 1995. In addition, in recognition of Mr. Ippolito's work on these FT Corp matters, his base salary payable by the Company was reduced by 25% during the periods January 23 to August 22 and December 4 to December 31, 1995 when Mr. Ippolito was actively engaged in such work. In exchange for the Company's services, the Company has a right to purchase at the lowest price (as defined), and on other terms no less favorable than those at which FT Corp is then selling to third parties, any products developed by the Company pursuant to the agreement. The agreement may be terminated by either party on thirty days notice and contains certain mutual nonsolicitation covenants which continue after termination and which provide for transfer of the project employees to FT Corp.


       PROPOSAL TO APPROVE THE 1996 EQUITY PLAN AND THE 1995 EQUITY PLAN

GENERAL

    In March 1996, the Board of Directors adopted the 1996 Equity Incentive Plan (the "1996 Equity Plan") as part of a new initiative to provide more equity incentives for certain key employees and to a broader range of employees. The purpose of the 1996 Equity Plan is to attract and retain key employees and consultants, to provide an incentive for them to assist the Company to achieve long-range performance goals and to enable them to participate in the long-term growth of the Company. Awards may be made under the 1996 Equity Plan for up to 650,000 shares of Class A Common Stock, subject to adjustment for stock splits and similar capital changes.

     Prior to the establishment of the 1996 Equity Plan, the Board of Directors granted an incentive stock option (the "1995 Equity Plan") with respect to 115,000 shares of Class A Stock to Ronald J. Gellert upon his election as the President and Chief Executive Officer of the Company. The 1995 Equity Plan was granted on the same terms as the Company's 1991/1993 Consolidated Equity Plan (the "1993 Plan"), but was treated as a separate plan because there were not sufficient shares available under the 1993 Plan to cover the 1995 Equity Plan. Subject to approval of the 1996 Equity Plan and the 1995 Equity Plan by the stockholders, the Board of Directors proposes to consolidate the 1996 Equity Plan with the 1995 Equity Plan into a single plan to be known as the "IPL Systems, Inc. 1996 Consolidated Equity Incentive Plan" (the "1996

Consolidated Plan"). Implementation of the 1996 Consolidated Plan will simplify the administration and reporting with respect to the Company's equity incentive plans. If the stockholders approve both plans and their consolidation, there will be a total of 650,000 shares available for Awards under the 1996 Consolidated Plan, which includes the 115,000 shares subject to the outstanding option previously granted to Ronald Gellert under the 1995 Equity Plan.

    The 1996 Equity Plan as it is proposed to be consolidated with the 1995 Equity Plan and approved by the stockholders is set forth as the "1996 Consolidated Equity Incentive Plan" in Appendix A to this proxy statement.

ADMINISTRATION AND ELIGIBILITY

    The 1996 Equity Plan provides for the grant of stock options (incentive and nonstatutory) and stock appreciation rights (the "Awards"). Approximately 85 people are eligible to participate in the 1996 Equity Plan, including the Company's officers and employees. Awards under the 1996 Equity Plan may be granted to Eligible Persons as determined by a committee of at least two members of the Board of Directors, each of whom is intended to qualify as a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") and an "outside director" for purposes of Section 162(m) of the Internal Revenue Code. The Board of Directors has designated the Compensation Committee of the Board of Directors to administer the plan.

    As of April 1, 1996, no stock options or stock appreciation rights had been granted under the 1996 Equity Plan and only Mr. Gellert's option had been granted under the 1995 Equity Plan. Mr. Gellert's option has an exercise price of $3.125 based on the fair market value of the Company's Class A Common Stock as of December 4, 1995, the date he commenced his employment with the Company. The closing price of the Company's Class A Common Stock on April 1, 1996 as reported by the Nasdaq Stock Market was $5.875 per share.

PURCHASE TERMS AND PRICE

    Awards under the 1996 Equity Plan are granted at the discretion of the Compensation Committee, which determines the Eligible Persons to whom, and the times at which, Awards shall be granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award granted. However, while the Stock Option Committee has discretion in granting Awards, the plan contains the following limitations:

    Stock Options. The exercise price of stock options may not be less than 100% of the fair market value of the Company's Class A Common Stock on the date of the grant; provided however that in the case of a nonstatutory stock option granted to a new employee of the Company within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment. No option granted under the 1996 Equity Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee. There is no limit in the 1996 Equity Plan for the term of options granted thereunder, but for tax purposes the term of any incentive stock option ("ISO") may not exceed ten years and for other reasons the Compensation Committee may otherwise provide a shorter term for options granted under the 1996 Equity Plan.

    Stock Appreciation Rights. The exercise price of any stock appreciation right ("SAR") may not be less than 50% of the fair market value of the Company's Class A Common Stock on the date of the grant, or in the case of SARs in tandem with options, the exercise price of the related options; provided, however, that
(i) in the case of an SAR granted to a new employee of the Company within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment, and (ii) in the case of an SAR granted in tandem with a Stock Option, the exercise price may be less than 100% of fair market value on the date of such Award so long as such exercise price is not less than the exercise price of the related Stock Option.

    The 1996 Consolidated Plan will provide that the number of shares that may be subject to Awards for any individual shall not exceed in the aggregate more than 250,000 shares (subject to adjustment for stock splits and similar capital changes). In addition, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, and any successor provision, (i) any Common Stock or other equity security offered under the 1996 Consolidated Plan to an executive officer of the Company may not be sold for at least six months after acquisition or, in the case of a stock option, for at least six months after the grant of the option, and (ii) any option, SAR or other similar right related to an equity security, issued under the plan to an executive officer shall not be transferable by such person other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

    Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an incentive stock option ("ISO") under the 1996 Equity Plan or the 1995 Equity Plan.

    If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) is taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss and (b) no deduction is allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability' for the optionee.

    If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition") then (a) the optionee realizes ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof and (b)the Company is entitled to deduct such amount. Any further gain realized is taxed as a short-term or long-term capital gain and does not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

    Nonstatutory Stock Options. No income is realized by the optionee at the time a nonstatutory option is granted. Upon exercise, (a) ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise and (b) the Company receives a tax deduction for the same amount, subject to applicable withholding requirements. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term or long-term capital gain or loss and will not result in any deduction by the Company.

VOTES REQUIRED

    The affirmative vote by the holders of a majority of the securities present, or represented, and entitled to vote at the meeting is required to approve the adoption of the 1996 Equity Plan, the 1995 Equity Plan and the consolidation of the two plans. Broker non-votes will not be counted as present or represented for this purpose. Abstentions will be counted as present and entitled to vote and, accordingly, will have the effect of a negative vote.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                             SELECTION OF AUDITORS

    The Board of Directors has selected the firm of Deloitte & Touche, 125 Summer Street, Boston, Massachusetts, which has served as auditors for the Company since 1976, to serve as auditors for the Company for the fiscal year ending December 31, 1996. Representatives of Deloitte & Touche are expected to be present at the meeting with an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                      COMPLIANCE WITH SECTION 16(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Class A Stock and other equity securities of the Company. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such forms furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1995, all Section 16(a) filing requirements applicable to ten percent stockholders known to the Company were complied with and all Section 16(a) filing requirements applicable to its officers and directors were timely met, except that Mr. Ippolito, a ten percent stockholder, director and officer of the Company, reported on August 7, 1995 sales activity for which the report was due on July 10, 1995 and that Mr. Mele, an officer of the Company, reported on February 6, 1996 sales activity for which the report was due on September 11, 1995.


             PROPOSALS OF SECURITY HOLDERS FOR 1997 ANNUAL MEETING

    Proposals intended to be presented by security holders at the 1996 annual meeting of the Company's stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting not later than December 20, 1996.


                            EXPENSES OF SOLICITATION

    The Company will bear the cost of the solicitation of proxies on behalf of the Board of Directors, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of stock. In addition to use of the mails, proxies may be solicited by officers and employees of the Company in person or by telephone. The Company may retain a professional proxy solicitation firm to assist in the solicitation of proxies. If the Company subsequently decides to retain such a firm, the Company anticipates that the cost will not exceed $15,000.

                                 MISCELLANEOUS

    The Board of Directors does not know of any business which will come before the meeting except the matters described in the notice. If other business is properly presented for consideration at the meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.


    In the event that a quorum is not present when the meeting is convened, it is intended to vote the proxies in favor of adjourning the meeting from time to time until a quorum is obtained. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.


                                           By order of the Board of Directors,


                                           Nathaniel S. Gardiner
Dated:  April 19, 1996                     Clerk

                                                                      Appendix A

                               IPL SYSTEMS, INC.
                    1996 CONSOLIDATED EQUITY INCENTIVE PLAN

1.  Purpose.

    The purpose of the IPL Systems, Inc. 1996 Equity Incentive Plan (the "Plan") is to attract and retain key employees of IPL Systems, Inc. (the "Company") and its affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company by the granting of awards ("Awards") with respect to the Company's Class A Common Stock, $0.01 par value (the "Common Stock"). The option granted by the Company to one of its employees in December 1995 with respect to 115,000 shares of the Common Stock (the "1995 Equity Plan") shall be consolidated with and subject to the Plan for all purposes, and shall be amended and restated in its entirety so as to be consistent with the terms of the Plan and incentive stock options granted under the Plan to the extent such terms do not adversely affect the rights and privileges of the holder of the option granted under the 1995 Equity Plan.

2.  Administration.

    The Plan will be administered by a committee of not less than two members of the Board of Directors of the Company appointed by the Board to administer the Plan (the "Committee"). Each member of the Committee will be a "disinterested person" or the equivalent within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time, (the "Exchange Act"). The Committee will select those persons to receive Awards under the Plan ("Participants") and will determine the terms and conditions of all Awards. The Committee will have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it from time to time considers advisable, and to interpret the provisions of the Plan. The Committee's decisions will be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not subject to
Section 16 of the Exchange Act and all determinations under the Plan with respect thereto, provided that the Committee will fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

3.  Eligibility.

    All employees of the Company (or any business entity in which the Company owns directly or indirectly 50% or more of the total voting power or has a significant financial interest as determined by the Committee) capable of contributing significantly to the successful performance of the Company, other than an employee who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan.

4.  Stock Available for Awards.

    (a) Amount. Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 650,000 shares of Common Stock. If any Award expires or is terminated unexercised or is forfeited or settled in a manner that results in fewer shares outstanding than were awarded, the shares subject to such Award, to the extent of such expiration, termination, forfeiture or decrease, will again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company will not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

    (b)      Adjustment. In the event that the Committee determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other change affects the Common Stock such that an adjustment is required in order to preserve the benefits intended to be provided by the Plan, then the Committee (subject in the case of incentive stock options to any limitation required under the Code) will equitably adjust any or all of (i) the number and kind of shares for which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards and (iii) the exercise price with respect to any of the foregoing. In making such adjustments, the Committee may ignore fractional shares so that the number of shares subject to any Award will be a whole number. If considered appropriate, the Committee may make provision for a cash payment with respect to all or part of an outstanding Award instead of or in addition to any such adjustment.



                                     - A1 -

     (c) Limit on Individual Grants. Subject to adjustment under subsection (b), the maximum number of shares of Common Stock subject to Stock Options and SARs that may be granted to any Participant in the aggregate will not exceed 250,000 shares.

5.   Types of Awards.

     (a) Stock Options. The Committee may grant options ("Stock Options") to purchase shares of Common Stock upon such terms and conditions as the Committee determines. Stock Options may include both incentive stock options that comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") and nonstatutory stock options that are not intended to comply with such requirements. No incentive stock option may be granted under the Plan more than ten years after the effective date of the Plan. Payment of the exercise price may be made in cash or, to the extent permitted by the Committee at or after the grant of the Stock Option, in whole or in part by delivery of a note or shares of Common Stock owned by the optionee or by retaining shares otherwise issuable pursuant to the Stock Option, in each case valued at fair market value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

     (b) Stock Appreciation Rights. The Committee may grant stock appreciation rights ("SARs") upon such terms and conditions as the Committee determines. SARs are rights to receive any excess in value of shares of Common Stock over the exercise price. The Committee will determine at the time of grant or thereafter whether SARs are to be settled in cash, Common Stock or other securities of the Company, other Awards or other property.

6.   General Provisions Applicable to Awards.

     (a) Awards at Fair Market Value. The Committee will establish the exercise price of an Award at the time the Award is granted. The exercise price will not be less than 100% of the fair market value of the Common Stock on the date of the Award, provided that (i) in the case of a nonstatutory Stock Option or an SAR granted to a new employee of the Company within 90 days of the date of employment, the exercise price may be less than 100% of fair market value on the date of such Award so long as such price is not less than 100% of fair market value at the date of employment and (ii) in the case of an SAR granted in tandem with a Stock Option, the exercise price may be less than 100% of fair market value on the date of such Award so long as such exercise price is not less than the exercise price of the related Stock Option.

     (b) Fair Market Value. The fair market value of the Common Stock or any other property will be the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     (c) Reporting Person Limitations. Notwithstanding any other provision of the Plan, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Exchange Act, Awards made to a person subject to Section 16 of the Exchange Act will not be transferable by such person other than by will or the laws of descent and distribution and are exercisable during such person's lifetime only by such person or by such person's guardian or legal representative. If then permitted by Rule 16b-3, such Awards will also be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

     (d) Documentation. Each Award under the Plan will be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan. These terms and conditions may include performance criteria, vesting requirements, restrictions on transfer and payment rules. The Committee may establish the terms and conditions at the time the Award is granted or may provide that such terms and conditions will be determined at anytime thereafter.

     (e) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other Award. SARs granted in tandem with a Stock Option will terminate to the extent that the related Stock Option is exercised, and the related Stock Option will terminate to the extent that the tandem SARs are exercised. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the

                                     -A2 -

Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

     (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest and
(ii) cash payments in lieu of or in addition to an Award.

     (g) Termination of Employment. The Committee will determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or beneficiary may receive payment of an Award or exercise rights thereunder. A Participant may designate a beneficiary in a manner determined by the Committee. In the absence of an effective designation, a Participant's beneficiary will be the Participant's estate.

     (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or payment of the Award, (ii) provide for payment to the Participant of cash or other property with a fair market value equal to the amount that would have been received upon the exercise or payment of the Award had the Award been exercised or paid upon the change in control, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to the Participant and in the best interests of the Company.

     (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with the grant or exercise of any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying such Award (provided that the loan will not exceed the fair market value of the security underlying such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (j) Withholding Taxes. The Participant will pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at fair market value on the date of delivery. The Company and its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type and changing the date of exercise or realization, provided that the Participant's consent to such action will be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

7.   Miscellaneous.

     (a) No Right To Employment. No person will have any claim or right to be granted an Award. Neither the Plan nor any Award hereunder will be deemed to give any employee the right to continued employment or to limit the right of the Company to discharge any employee at any time.

     (b) No Rights As Shareholder. Subject to the provisions of the applicable Award, no Participant or beneficiary will have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan


                                     -A3 -
until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded will be considered the holder of such Common Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c)          Effective Date.  The Plan will be effective on March 21, 1996.

     (d) Amendment of Plan. The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any shareholder approval that the Board determines to be necessary or advisable.

     (e) Governing Law. The provisions of the Plan will be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.



This Plan was adopted by the Board of Directors on March 21, 1996.


                                     -A4 -

                                IPL SYSTEMS, INC.

         THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
                  ANNUAL MEETING OF STOCKHOLDERS, MAY 29, 1996


PROXY: Ronald J. Gellert, Eugene F. Tallone and Nathaniel S. Gardiner, and each or any of them, with full power of substitution and revocation in each, are hereby appointed by the undersigned as Proxies to vote all the shares of Class A Common Stock held of record by the undersigned on April 12, 1996 at the Annual Meeting of Stockholders of IPL Systems, Inc., or at any adjournment of the meeting, on each of the items listed and, in their discretion, upon such other matters as may properly come before the meeting.

          (PLEASE DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY.)

This proxy, when properly executed, will be voted in the manner directed herein and on the reverse hereof by the undersigned stockholder. If no such directions are given with respect to all or some items, as to such items, the shares represented by this proxy will be voted FOR Items 1 and 3 and FOR the Nominees listed below.

                                                  Please mark your votes as /X/
                                                  indicated in this example

1.       Proposal to fix the number of directors at four.

                FOR                AGAINST                ABSTAIN

                / /                  / /                    / /

2.       Election of the following nominees as Directors:

         Ronald J. Gellert, Stephen J. Ippolito, Cornelius P. McMullan and Harris Ravine

                  FOR all nominees                 WITHHOLD AUTHORITY
                  (except as indicated)            for all Nominees

                        / /                               / /

         FOR, expect vote withheld from the following nominee(s) only:

         ---------------------------------------------------------------

3. Proposal to approve the Company's 1996 Equity Plan, its 1995 Equity Plan and the consolidation of such plans as the Company's 1996 Consolidated Equity Incentive Plan.

                FOR                AGAINST     ABSTAIN

                / /                  / /         / /

                                               ---------------------------------
                                               Signature

                                               ---------------------------------
                                               Signature

                                               Dated____________________________

                                               Please mark, date, and sign your
                                               name as it appears above and
                                               return in the enclosed envelope.
                                               When signing as an attorney,
                                               executor, administrator, trustee,
                                               or guardian, please give title as
                                               such. If signer is a corporation,
                                               please sign in corporate name by
                                               authorized officer and with
                                               corporate seal. For joint
                                               accounts, each joint owner should
                                               sign.

                                               THIS PROXY MAY BE REVOKED BY
                                               GIVING THE CLERK OF THE COMPANY
                                               WRITTEN NOTICE OF REVOCATION

                                               AT ANY TIME BEFORE THE VOTING OF
                                               THE SHARES REPRESENTED BY THIS
                                               PROXY.